Exhibit 99.1

Muscle Maker Inc’s New Subsidiary, Sadot LLC, Posts $54.19 Million Revenue in First 30 Days of Operation

New Agreement with AGGIA Increases Year-To-Date Revenue 725% to $62.86 Million

AGGIA to Earn Shares at Premium Price of $1.5625 Per Share Based on Net Income Generated

Fort Worth, Texas, December 12, 2022– Muscle Maker, Inc. (Nasdaq: GRIL), today announced its new wholly owned subsidiary, Sadot LLC (“Sadot”), generated $54.19 million in revenue for the month of November, its first month of operation and management by AGGIA LLC FZ (“AGGIA”). For the month of November, Sadot completed 26 commodity shipping transactions in seven different countries consisting of various commodities such as food oils, white wheat and soybean meal.

Michael Roper, CEO of Muscle Maker, stated “it has been our belief that the AGGIA agreement could be a game changer for Muscle Maker. To put the $54.19 million into perspective, the total company revenue through Q3, 2022 was $8.67 million. The $54.19 million revenue Sadot generated for November alone pushes the total company revenue for the entire year to date upwards of 725% in just one month, raising our year-to-date revenue to $62.86 million.”

On November 18th, Muscle Maker filed a Form 8K with the Securities and Exchange Commission and issued a corresponding press release announcing a new subsidiary, Sadot, and a material agreement between Sadot and AGGIA. AGGIA will manage the day-to-day operations of Sadot, focusing on shipping, trading, sourcing, farming and production of physical commodities. The agreement could eventually lead to a change in the makeup of the Muscle Maker board of directors and result in a significant issuance of common stock to AGGIA. This is a pay for performance agreement where AGGIA can earn shares of Muscle Maker common stock based solely on net income generated. Shares earned are calculated using net income generated divided by a premium share price of $1.5625 per share. AGGIA could earn up to 14,424,275 shares of common stock by generating $22,537,929 of net income into Sadot.

Roper continued, “a unique aspect of this agreement with AGGIA is that it is pay-for-performance based. AGGIA only earns shares of common stock if they generate net income into our wholly owned subsidiary, Sadot. We are confident AGGIA has the experience and expertise to implement the Sadot strategy, and we believe $54.19 million in revenue in one month is a positive start. While AGGIA focuses on the commodity side of the business, the current Muscle Maker team continues to focus on growing the company through our Pokemoto franchising efforts. Our strategy remains the same. As a matter of fact, last week we announced the Pokemoto division has crossed a milestone by signing 50 franchise agreements. This structure allows the Muscle Maker team to focus on franchise growth while the AGGIA team focuses on the commodity shipping side of the business. We believe this leverages each team’s strengths while also creating a more diversified company overall.”

The preliminary, unaudited financial results included in this press release are based on information available as of December 12, 2022 and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Muscle Maker Grill Restaurants

Muscle Maker, Inc. is the parent company of “healthier for you” brands delivering high-quality healthy food options to consumers through traditional and non-traditional locations such as military bases, universities, delivery and direct to consumer ready-made meal prep options. Brands include Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep. Our menus highlight healthier versions of traditional and non-traditional dishes and feature grass fed steak, lean turkey, chicken breast, Ahi tuna, salmon, shrimp, tofu and plant-based options. For more information on Muscle Maker, Inc., visit www.musclemakergrill.com, for more information on Pokemoto visit www.pokemoto.com or for more information on SuperFit Foods visit www.superfitfoods.com.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

IR@musclemakergrill.com